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Exhibit 3.1.4


                                                   (FL Secretary of State Stamp)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             AMERICOM NETWORKS CORP.


         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:


FIRST:    Amendment adopted:
                                    ARTICLE I
                                 CORPORATE NAME

The name of the Corporation shall be AMERICOM NETWORKS INTERNATIONAL INC.

SECOND:   The date the amendment was adopted is: July 8, 1998.

THIRD: The amendment was adopted by the board of directors without shareholder action and shareholder action was not required.




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 IN WITNESS WHEREOF, I have signed this article of amendment on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by me and are true and correct.

         Date: July 1998.                  By: /s/ Mary Ellen Tefarikis
                                               ----------------------------
                                           Name: Mary Ellen Tefarikis
                                           Title: Director and President